SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2003

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 128, 23 North Main Street,
Granite Falls, North Carolina 28630

(Address of Principal Executive Offices)
(Zip Code)

(828) 496-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	Exhibits:

99.1	Press Release dated January 23, 2003

99.2	Amendment to Merger Agreement dated as of January 22, 2003 between Bank of Granite Corporation and First Commerce Corporation

99.3	Updated Bank of Granite Corporation investor presentation slides dated January 22, 2003

Item 9. Regulation FD Disclosure.

     On January 23, 2003, Bank of Granite Corporation announced its signing of an amendment to its definitive merger agreement with First Commerce Corporation. That announcement is contained in a press release attached hereto as Exhibit 99.1. Also attached as an exhibit to this Form 8-K is the amendment to the definitive merger agreement (Exhibit 99.2) and updated investor presentation slides relating to the merger (Exhibit 99.3).

     Note: The information contained in this Report on Form 8-K (including the Exhibits) is furnished pursuant to Item 9 of this Report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2003

BANK OF GRANITE CORPORATION

	By:	/s/ Kirby A. Tyndall

Kirby A. Tyndall Senior Vice President and Chief Financial Officer